UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - AUGUST 22, 2008

4C CONTROLS INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52074	98-0446287
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

104 Summit Avenue
Summit, NJ 07902-0080
(Address of principal executive offices)

(908) 273-4442
(Registrant's telephone number, including area code)

Rockefeller Center
1230 Avenue of the Americas - 7th Floor
New York, NY 10020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Olivier de Vergnies Appointed to the Company’s Board of Directors

Mr. Olivier de Vergnies was appointed to the Board of Directors of 4C Controls Inc. (the “Company”) on August 22, 2008. Mr. de Vergnies, 43, has served as the Company’s Chief Executive Officer since July 1, 2008. Mr. de Vergnies has previously served as Vice President, Head of the Middle East Division of Dexia Private Bank (Switzerland), Geneva from 2004 -2008 where he was responsible for Middle Eastern high net worth individuals, business acquisition and retention process, as well as the development of new financial structured products ideas and innovative private asset allocation. From 2000-2004 Mr. de Vergnies served Dexia Bank, Luxembourg as Vice President, Head of Strategy & Alliances where he was responsible for the marketing strategy and product development for Middle East clients segments across Luxembourg, Switzerland, France, Jersey and the United Kingdom. Mr. de Vergnies served as Global Strategic Coordinator for the Dexia Private Banking Group Executive Committee and managed the joint ventures optimization process with Banco Popular in Spain, multi-channel distribution, market watch process, international and internal communication. Mr. de Vergnies also serves as a director of Laureate Resources & Steel Industries, Inc., a Nevada corporation.

Mr. de Vergnies is a member of the Executive Committee of the Company’s Board of Directors. Under the Company’s current Audit Committee charter and Disclosure Committee provisions, both of these committees currently consist of the entire Board of Directors.

The Company entered into an employment agreement (the “Agreement”) with Mr. Olivier de Vergnies on June 20, 2008, regarding his services as Chief Executive Officer. The terms and conditions of the Agreement are described in a Current Report on Form 8-K filed with the Commission by the Company on July 7, 2008, which is incorporated herein by reference thereto. The Agreement was filed as an exhibit to the Company’s Report on Form 10-Q for the Quarterly Period Ended June 30, 2008, as filed with the Commission on August 19, 2008.

Item 8.01.	Other Events.

Change of Address

The Company has changed its mailing address to 104 Summit Avenue, Box 80, Summit NJ 07901-0080.

Creation of Executive Committee

As of the date of this Report the Company has six directors consisting of Jean-Robert Martin, Phillipe Aubay, Anne-Marie Pérus, Dr. Riccardo Maggiora, Olivier de Vergnies and Dr. Augustine Fou. On August 22, 2008, the Company created an Executive Committee consisting of Jean-Robert Martin, Olivier de Vergnies and Dr. Augustine Fou. The Executive Committee may take any action which the Company’s Board of Directors is permitted to take.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

4C CONTROLS INC.

By:	/s/ Barbara Salz
Name:	Barbara Salz
Title:	Corporate Secretary

Date: September 5, 2008